UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2017

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into Material Definitive Agreements

On August 3, 2017, Marathon Patent Group, Inc. (the “Parent”) and certain of our operating subsidiaries (such subsidiaries, together with any future guarantor subsidiaries, and the Parent, the “Company”) entered into a First Amendment to Amended and Restated Revenue Sharing and Securities Purchase Agreement and Restructuring Agreement (the “First Amendment and Restructuring Agreement”) with DBD Credit Funding LLC (referred to as “DBD”) to restructure and replace the obligations of the Company under that certain Amended and Restated Revenue Sharing and Securities Purchase Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Agreement”), dated January 10, 2017, which was originally entered into by the Company and DBD on January 29, 2015. Capitalized terms used in this Item 1.01, and not otherwise defined, shall have the meanings provided in the First Amendment and Restructuring Agreement and the Amended and Restated Agreement.

Pursuant to the First Amendment and Restructuring Agreement, certain intellectual property owned by the Company (the “Designated IP”) is to be assigned to one or more newly created special purpose entities (the “SPE”) as elected by DBD, which to be formed SPE shall be under the management and control of an affiliate of DBD (the “IP Monetization Manager”).  All intellectual property owned by the Company that will not be assigned to one or more newly created special purpose entities shall be referred to as “Non-Designated IP.”  The patents that are part of the Designated IP are referred to as the “Designated Patents”. All Monetization Revenues arising from the Designated IP and Non-Designated IP shall be paid to an account that is under the sole and exclusive control of the Collateral Agent as the IP Monetization Manager. In addition, until the Restructuring, the Company shall be responsible for the expenses associated with the maintenance, prosecution and enforcement of all of the Company’s intellectual property including the Designated IP and the other IP owned by the Company which is not to be transferred to the SPE, and for any expenses associated with the pursuit of monetization activities relating to both the Designated IP and the Non-Designated IP.  From and after the Restructuring Effective Date, the SPE shall have sole responsibility for the expenses associated with the Designated IP and the Company shall have sole responsibility for the expenses associated with the Non-Designated IP.

The First Amendment and Restructuring Agreement grants DBD, as the IP Monetization Manager, the sole discretion to, either directly or by direction to the Company, make any and all decisions relating to the Designated IP and patent monetization activities thereof, including the right to license, sell or sue unauthorized users of the Designated IP (the “Monetization Activities”).

In addition, the First Amendment and Restructuring Agreement modifies the revenue share provided for in the Amended and Restated Agreement such that, from August 3, 2017 until the Restructuring Effective Date, all proceeds from the Monetization Activities will be applied as follows: (i) first, to the payment of any Third Party Payment due in connection with the Monetization Activities, (ii) second, to DBD, as the Purchaser, to pay the Note Obligations in full, (iii) third, to DBD to be applied to the Revenue Stream until the Revenue Stream Amount (other than the DBD Residual ) is paid in full, and (iv) fourth, pro rata to DBD to pay the DBD Residual and to the Company to pay the Marathon Residual. Until the completion of the structure of the SPE, as described below, the Company will continue to be fully responsible for all expenses related to the maintenance, prosecution and enforcement of all patents in the Designated and Non-Designated IP. Following the Restructuring Effective Date, the Company will not be required to make any payments to DBD with respect to revenues generated from the Non-Designated IP.

In connection with the First Amendment and Restructuring Agreement, the Company and its subsidiaries also entered into the First Amendment to Security Agreement with DBD amending the Security Agreement entered into on January 10, 2017 to secure the prompt and complete payment or performance in full when due of all obligations, including without limitation, obligations with respect to the payment of the Revenue Stream and the Notes (the “Secured Obligations”).

Once the Company’s shareholders have approved the proposed Restructuring set forth under the First Amendment and Restructuring Agreement and obtained the necessary third party consents, the First Amendment and Restructuring Agreement requires the Company to contribute and assign the Designated IP to the SPE. At such time, DBD shall have the sole and absolute discretion to make any and all decisions with respect to the Designated IP including by way of example and not limitation (x) the initiation, direction, termination, conclusion or negotiation of any assignment, sale or license (whether directly or through multiple tiers or sub-licensees) of any Patent or any other type of a Monetization Activity of any nature or description; (y) the maintenance or abandonment, in whole or in part, of any one or more of the Designated Patents; or (z) the discretion to make or to decline to make Cash Advances.

The First Amendment and Restructuring Agreement (a) defers interest payments on the notes held by DBD from May 1, 2017 until the earlier to occur of (i) November 1, 2017 and (ii) the Restructuring Effective Date, and any accrued and unpaid interest as of the end of such deferral period shall be deemed a Cash Advance, and (b) lowers the Company’s minimum liquidity covenant, in each case to permit time for the Company to effect the Restructuring described above. Upon the Restructuring Effective Date, the Company’s note obligations to DBD will be extinguished and the Company will be relieved of any scheduled amortization (instead, payments to DBD will only be required out of Monetization Revenues).

The First Amendment and Restructuring Agreement is subject to certain events of default, including, among other things, liquidation or dissolution, change of control, bankruptcy, the Company’s failure to make payments pursuant to the terms of the First Amendment and Restructuring Agreement, the Company’s failure to secure necessary consents to permit completion of the structure of the SPE or the Company’s failure to perform or observe certain covenants. Upon the occurrence of an event of default, DBD may proceed to protect and enforce its rights through seeking the Company’s specific performance of any covenant or condition, as set forth in the First Amendment and Restructuring Agreement, or may declare the remaining unpaid balance owed under the Amended and Restated Agreement, as amended, and any other amounts owed pursuant to the First Amendment and Restructuring Agreement to be immediately due and payable.

Following several recent developments as described in the Company’s SEC filings and reports, the Company may seek to evaluate various strategic alternatives, including new business initiatives unrelated to IP licensing and commercialization.

The forgoing descriptions of the terms of the First Amendment and Restructuring Agreement and the First Amendment to Security Agreement are not complete and are qualified in their entirety by the full text of the First Amendment and Restructuring Agreement and the First Amendment to Security Agreement which are filed as Exhibits 10.1 and 10.2, respectively on this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 03, 2017, the Company entered into a Termination of Employment and Release Agreement with Mr. Erich L. Spangenberg, effective immediately.

On August 03, 2017, the Company also entered into a Consulting Agreement with Mr. Erich L. Spangenberg (the “Consultant”). The Consultant shall provide advice and consulting services to the Company, as an independent contractor, with respect to the business of the Company as may be requested by the Company from time to time not to exceed a scope of twenty (20) hours per week or forty (40) hours in any calendar month. The Consultant shall be paid a non-reimbursable monthly fee of twenty thousand dollars ($20,000.00) during the term of the Consulting Agreement. The Consulting Agreement shall continue on an annual basis until otherwise terminated in accordance with the provisions in the Consulting Agreement.

The foregoing summary of the terms of the Termination of Employment and Release Agreement and the Consulting Agreement are incomplete and subject to, and qualified in their entirety by, the actual terms of the Consulting Agreement and Termination of Employment and Release Agreement which are attached as Exhibit 10.4 and 10.5 hereto, which are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Revenue Sharing and Securities Purchase Agreement and Restructuring Agreement by and between the Company and DBD Credit Funding LLC dated August 03, 2017

10.2	First Amendment to Security Agreement by and among the Company and its subsidiaries and DBD Credit Funding LLC dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 09, 2017

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer